Exhibit 10.01

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of December 9, 2013  (the “Amendment Date”), is by and between Genie Energy Ltd., a Delaware corporation (the “Company”) and Claude Pupkin, an individual (the “Employee”), and amends and restates in its entirety the Employment Agreement (the “Original Agreement”).

WHEREAS, the Employee has been employed as Chief Executive Officer of the Company pursuant to the terms of the Original Agreement;

WHEREAS, the Company and the Employee have agreed that, effective December 31, 2013, the Employee shall step down as Chief Executive Officer of the Company, and that such change is not for Cause;

WHEREAS, in recognition of the Employee’s experience and abilities, the Company desires to assure itself of the continued employment of the Employee in accordance with the terms and conditions provided herein; and

WHEREAS, the Employee wishes to continue to perform services for the Company in accordance with the terms and conditions provided herein; and

NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Employment.  The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by and perform services for the Company or its subsidiaries and affiliates, on the terms and conditions set forth herein.

2. Term.  The term of this Agreement shall commence as of the Amendment Date set forth above and terminate on December 31, 2016, or upon the Employee's earlier death, or other termination of employment pursuant to Section 9 hereof (the “Term”).

3. Position. Between the Amendment Date and December 31, 2013, the Employee shall serve as the Chief Executive Officer of the Company.  From and after January 1, 2014, during the Term, the Employee shall serve as Senior Vice President (“SVP”) of the Company, and in such other capacities as shall be designated by the Board of Directors of the Company (the “Board”), which shall be based on the needs of the Company, but shall be commensurate with the Employee’s experience and consistent in level to the SVP title and role.

4. Duties and Reporting Relationship.  During the Term, the Employee shall, use his skills and render services to the best of his abilities on behalf of the Company. The Employee commits to spend at least seventy-five percent (75%) of his professional time and effort in the performance of his duties to the Company. Between the Amendment Date and December 31, 2013, the Employee shall report directly to the Chairman of the Board of the Company and the Board.  From and after January 1, 2014, the Employee shall report to the Chief Executive Officer and other senior executive in charge of Business Development as shall be designated by the Chief Executive Officer.  The Employee shall comply with all of the policies and procedures of the Company.

The Employee shall perform the duties customarily associated with his title at each time period during the Term.  Between the Amendment Date and April 30, 2014, the Employee shall transition the duties of Chief Executive Officer to Howard Jonas and shall continue to perform such duties as shall not have been assumed by Mr. Jonas until such duties are assumed by another individual.  As SVP, the Employee shall seek out, pursue, study, analyze and execute business development opportunities under guidelines, direction and supervision of the  officers of the Company to whom he reports.  Other duties will be of similar level and determined in accordance with the needs of the Company.

As long as requested by the Company, the Employee shall continue to serve as President of the Company’s subsidiary American Shale Oil Company, Inc. and its joint venture, American Shale Oil, LLC.

At the request of the Company, the Employee shall perform services, similar to those performed for the Company for subsidiaries and affiliates of the Company and parties with whom the Company has, on the Amendment Date, a services relationship related to administrative and other corporate or managerial services.

5. Place of Performance.  The Employee shall perform his duties and conduct his business at the Company’s Headquarters and/or another home or other office as shall be maintained by the Employee, except for required travel on Company business.  Subject to the relevant portions of Section 6(d), to the extent that the Employee relocates from the New York metropolitan area and desires to perform his duties from his home office, he is permitted to do so, subject to required travel and certain time spent at Company Headquarters as reasonably requested by the Company’s Chief Executive Officer.

6. Compensation and Related Matters.

(a) Annual Base Salary.  The Company shall pay to the Employee an annual base salary (the “Base Salary”): (i) between the Amendment Date and April 30, 2014, at a rate of SIX HUNDRED THOUSAND DOLLARS ($600,000) per annum, and (ii) thereafter during the Term, at a rate of THREE HUNDRED THOUSAND DOLLARS ($300,000) per annum, in each case payable in accordance with the Company’s standard payroll practices, less applicable taxes and customary withholdings.

(b) Executive Management Bonus Program.  At the time that the Company pays bonuses for 2013 to its executive officers, the Employee shall receive a bonus of TWO HUNDRED TWENTY NINE THOUSAND DOLLARS ($229,000) in respect of the period from January 1 through November 30, 2013.

The Employee shall be entitled to a target performance based bonus of ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000) per year.  For the period from December 1, 2013 through December 31, 2014, such bonus shall be guaranteed (except in the case of a termination by the Company with Cause or a resignation by the Employee without Good Reason (as such terms are defined below)) in the amount of ONE HUNDRED THIRTY-FIVE THOUSAND, FOUR HUNDRED SEVENTEEN DOLLARS ($135,417), and shall be discretionary for all other periods.  The bonus shall be paid at the time that bonuses are generally paid to employees of the Company.

No later than January 31, 2014, subject to the execution by the Employee of the Company’s standard release agreement in the form annexed hereto as Exhibit A (the “Release Agreement”), the Company shall pay to the Employee the amount of FOUR HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($425,000), which, together with the provisions regarding severance contained herein shall fully satisfy the Company’s obligations under the Original Agreement regarding the change in the Employee’s duties, title, responsibilities and compensation contemplated hereby.  As used herein, the term “Remaining Original Severance” shall mean an amount equal to FOUR HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($425,000), which shall be paid out over a twelve (12)-month period from the effective date of the related Release Agreement (as set forth below).

(c)           Employee Benefits.  During the Term, the Employee will be eligible to participate in the Company’s medical, dental, life and disability programs (collectively the “Programs”) subject to the terms and conditions of the Programs.  In addition, during the Term, the Employee will be eligible to participate in the Company’s 401(k) savings plan (the “401(k) plan”) subject to the terms and conditions of the 401(k) plan.

(d)           Business Expenses. The Company shall reimburse the Employee for all ordinary and necessary business expenses incurred by him in connection with his employment (including without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon submission by the Employee of receipts and other documentation in accordance with the Company's normal business expense reimbursement policies.  Travel shall be via business class for all travel to any destination where the total flight time is greater than the flight time between New York (or Employee’s home, whichever is greater) and Israel and for all other travel in accordance with Company policy, provided that for travel to Israel, unless the Company shall voluntarily pay for business class travel, the Company shall compensate the Employee at a rate of ONE THOUSAND DOLLARS ($1,000) per round trip.

If the Employee relocates his home to a location in the United States outside of the New York metropolitan area and shall perform his services for the Company remotely, to the extent that the Employee’s supervisor(s) deems it advisable for him to be present in the Company’s headquarters, the Company shall pay for the cost of up to two (2) trips per month, via coach class, to Company headquarters as well as hotel and car rental charges, as necessary in accordance with Company policy. The Employee must use the Company’s travel department, if such a department exists, to arrange for all business related travel.

(e)           Paid Vacation. The Company will provide the Employee with five (5) weeks of paid vacation during each calendar year during the Term.  In addition, the Employee shall be entitled to Company Closed Days and Sick Days as outlined in the Company’s Policy Handbook for Employees.

(f)           Equity Grants. (i) all grants of options, restricted stock, deferred stock units and other equity rights in the Company and its subsidiaries outstanding on the Amendment Date (the “Existing Equity Grants”) shall remain unaffected by the terms hereof, shall remain outstanding and shall continue to vest in accordance with their terms.

(ii) Upon termination of this Amended and Restated Agreement, by the Company or the Employee, for any reason or for no reason, all Existing Equity Grants shall fully vest.

(iii) No later than January 31, 2014, the Company shall (i) issue to you a grant of restricted stock or deferred stock units for a number of shares of Class B Common Stock, par value $0.01 per shares, of the Company with a value (based on the thirty (30) day trailing average closing prices ending on the date prior to grant) equal to SEVENTY-FIVE THOUSAND DOLLARS ($75,000), and (ii) shall use its reasonable best efforts to have IDT Corporation issue to you a grant of restricted stock or deferred stock units for a number of shares of Class B Common Stock, par value $0.01 per shares, of IDT Corporation with a value (based on the thirty (30) day trailing average closing prices ending on the date prior to grant) equal to SEVENTY-FIVE THOUSAND DOLLARS ($75,000) (and if the Company is unable to do so, shall issue additional equity grants in the Company of equal value) (the “New Equity Grants”).  Such grants shall vest in equal installments on December 31, 2014, 2015 and 2016, subject to the terms of such grant instruments.  Notwithstanding such scheduled vesting, prior to each scheduled vesting date, the Chief Executive Officer of the Company, with input from such others as he shall desire, shall determine what portion of the grant that is scheduled to vest shall actually vest based upon the Employee’s performance prior to such time, provided that a minimum of fifty percent (50%) of such scheduled portion shall vest.

7. Non-Disclosure and Non-Competition Agreement. The Employee agrees that the Non-Disclosure and Non-Competition Agreement previously executed remains in full force and effect.  Notwithstanding anything to the contrary contained herein, the remedies provided for in the Non-Disclosure and Non-Competition Agreement are separate and distinct from those provided for in this Agreement and in no event shall such remedies be superseded by any provision contained herein.

8. Representations. The Employee represents and warrants to the Company that the execution and delivery of this Agreement, and the Non-Disclosure and Non-Competition Agreement, do not, and the performance by the Employee of his obligations hereunder shall not, conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement, contract, or other obligation to assign inventions or to keep information confidential, to which the Employee is a party or by which the Employee was, is, or may be bound.

9. Termination.  The Employee’s employment hereunder may be terminated without breach of this Agreement as follows:

(a)           Death; Disability.  The Employee’s employment hereunder shall terminate upon his death or “Disability” (as hereinafter defined).  Upon any such termination, the Employee (or, in the event of his death, his estate) (i) shall receive any accrued or vested compensation, including salary, commission, bonus(es), through the “Date of Termination” (as hereinafter defined), (ii) shall be reimbursed for unpaid and approved business expenses (in accordance with the Company’s normal business expense reimbursement procedures) through such Date of Termination.  The Employee (and in the event of his death, his estate) shall not be entitled to any other amounts or benefits from the Company or otherwise, except payments pursuant to any Company life insurance program/policy then in effect.  For purposes of this Agreement, “Disability” shall mean the inability of the Employee to perform his duties on account of a physical or mental illness for a period of sixty (60) consecutive days or ninety (90) days in any six (6) month period.  If, during the Term, the Employee’s employment is terminated by reason of the Employee becoming Disabled, the Company shall pay to the Employee (or his estate as applicable) any accrued or vested compensation including salary, commission, bonus(es), through the Date of Termination and the Employee (or his estate as applicable) shall be reimbursed for unpaid and approved business expenses (in accordance with the Company’s normal business expense reimbursement procedures) through such Date of Termination.  Notwithstanding anything contained herein to the contrary, during any period of Disability, the Company shall not be obligated to pay any compensation or other amounts to the Employee except as expressly provided by the Programs then in effect.  In addition, in the event of the Employee’s death, the Company shall pay to the Employee’s estate his Base Salary (at the rate in effect at the time of his death) for the greater of (I) the six month period following the Employee’s death or (II) the remainder of the Term of the Agreement, not to exceed one year, and following death or Disability, the Company shall pay the Employee the Remaining Original Severance.

(b)           Cause; Resignation Without Good Reason.  The Company may terminate the Employee’s employment hereunder for “Cause” (as hereinafter defined) or the Employee may resign from his position with the Company without “Good Reason” (as hereinafter defined).  For purposes of this Agreement, the Company shall have “Cause” to terminate the Employee’s employment hereunder: (i) upon the Employee’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof, (ii) upon the Employee’s commission of fraud, embezzlement or gross negligence, (iii) upon the Employee’s willful or continued failure to perform an act permitted by the Company’s rules, policies or procedures, including without limitation, the Company’s   Code of Business Conduct and Ethics that is within his material duties hereunder (other than by reason of physical or mental illness or disability) or directives of the Chief Executive Officer of Board, or material breach of the terms hereof or of the  Non-Disclosure and Non-Competition Agreement annexed hereof, in each case, after written notice has been delivered to the Employee by the Company, which notice specifically identifies the manner in which the Employee has not substantially performed his duties or has committed a breach, and the Employee's failure to substantially perform his duties or breach is not cured within fifteen (15) business days after such notice has been given to the Employee; (iv) upon any misrepresentation by the Employee of a material fact to or concealment by the Employee of a material fact from the Chief Executive Officer, and/or general counsel; or (v) upon any material violation of the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics.  For purposes of this Section 7(b), no act or failure to act on the Employee's part shall be deemed “willful” unless done or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company.

If the Company terminates the Employee’s employment for Cause, or if the Employee shall resign from the Company without Good Reason, (I) the Employee shall be entitled to the Remaining Original Severance, but shall be entitled to no other severance payments, (II) the Existing Equity Grants shall accelerate and fully vest, and all other unvested stock options, or other unvested equity incentive awards shall terminate, and (III) the Employee shall relinquish any and all rights to any amounts payable and to any benefits otherwise provided for herein, provided that the Employee shall (A) be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), through the Date of Termination, and (B) have the right to be reimbursed for unpaid and approved business expenses (in accordance with the Company’s normal business expense reimbursement procedures) through such Date of Termination.

If the Employee resigns from the Company without Good Reason, or if the Employee does not intend to seek renewal of the Term, the Employee shall provide written notice to the Company at least ninety (90) days prior to the actual Date of Termination of the Employee’s employment, which ninety day notice period may be waived by the Company in its sole discretion.

(c)           Termination Without Cause; Resignation for Good Reason. The Employee’s employment hereunder may also be terminated by the Company at any time for any reason without Cause or by the Employee for “Good Reason”.

For purposes of this Agreement, the Employee shall have “Good Reason” to terminate his employment hereunder upon (i) the Company’s failure to perform its material duties hereunder, which failure has not been cured by the Company within fifteen (15) days of its receipt of written notice thereof from the Employee; (ii) a reduction by the Company (without the consent of the Employee, which consent may be revoked at any time) in the Employee’s Base Salary, or substantial reduction in the other benefits provided to the Employee; (iii) the assignment to the Employee of duties inconsistent with the Employee’s status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Employee’s responsibilities; (iv) the assignment of duties inconsistent with the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics; (v) any purported termination of the Employee’s employment not in accordance with the terms hereof; or (vi) any “Change in Control” of the Company.  For purposes of this Agreement, a “Change in Control” shall mean and shall be deemed to have occurred if (A) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Howard Jonas, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Howard Jonas, shall acquire in one or a series of transactions, whether through sale of stock or merger, voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company or any successor entity of the Company, or (B) the stockholders of the Company shall approve a complete liquidation or dissolution of the Company. The Employee's right to terminate the Employee’s employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness.  The Employee's continued employment shall not constitute consent to, or a waiver of rights, with respect to any act or failure to act constituting Good Reason hereunder.  Notwithstanding the foregoing, a termination shall not be treated as a resignation for Good Reason if the Employee shall have consented in writing to the occurrence of the event giving rise to the claim of resignation for Good Reason.

If the Employee gives notice of his intent to terminate his employment with Good Reason, the Employee shall first provide written notice to the Company, which notice specifically identifies the event or circumstances giving rise to the Good Reason for which the Employee is terminating his employment, within ninety (90) days of when such event or circumstance giving rise to the Good Reason becomes effective or transpires.  The notice of Good Reason must give the Company the opportunity to cure and if the Company fails to cure within thirty (30) business days of its receipt of the notice, the Employee’s resignation for Good Reason shall be deemed effective.

If the Company terminates the Employee’s employment without Cause or the Employee terminates his employment for Good Reason, (1) the Company shall pay to the Employee all accrued or vested compensation, including salary, commission, and guaranteed bonus(es) through the Date of Termination, (2) the Company shall reimburse the Employee for unpaid and approved business expenses through such Date of Termination (in accordance with the Company’s normal business expense reimbursement procedures), and (3) (I) all of the Existing Equity Grants shall accelerate and fully vest, (II) a pro rata share (based on the portion of the  relevant twelve (12)-month period on which the Date of Termination occurs) of the New Equity Grant shall vest, (III) fifty percent (50%) of the remainder of the New Equity Grant shall vest, and (IV) all other awards theretofore granted to the Employee under the Company’s incentive plans shall immediately vest (and the restrictions thereon lapse) on the day immediately prior to the Date of Termination, and (4) the Company shall pay to the Employee the Remaining Original Severance plus an amount equal to the Employee’s base salary (at a $300,000 annual rate) for a period of eighteen (18) weeks from the Date of Termination (the “New Severance”).

(d)          Other Provisions Regarding Severance. As a condition to receiving any payment of the Remaining Original Severance or the New Severance, the Employee will be required to execute and deliver a Release Agreement. Subject to Section 19 hereof, the Remaining Original Severance will be paid in equal payments over the twelve (12) month period following the effective date of the Release Agreement on the Company’s regularly scheduled payroll payment dates , and the New Severance will be paid in equal payments over the eighteen (18) week period following the final payment of the Remaining Existing Severance on the Company’s regularly scheduled payroll payment dates

(d)           Severance upon expiration of the Term. Upon expiration of the Term, the Employee shall also be entitled to receive (1) all accrued or vested compensation, including salary, commission, and bonus(es) through the Date of Termination, (2) unpaid and approved business expenses through such Date of Termination (in accordance with the Company’s normal business expense reimbursement procedures), and (3) the Remaining Original Severance, subject to his execution and delivery of the Release Agreement.

(e)           Notice of Termination. Any termination of the Employee’s employment by the Company (other than termination upon the death of the Employee) or by the Employee shall be communicated by written Notice of Termination by such party to the other in accordance with Section 10 hereof.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated (as applicable).

(f)           Date of Termination. “Date Of Termination” shall mean (i) if the Employee’s employment is terminated by his death, the date of his death, (ii) the date of expiration of the Term if either party elects not to renew the Term for an additional year or (iii) if the Employee’s employment is terminated pursuant to any of the other terms set forth above, the date specified in the Notice of Termination.

10. Notices.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or by an overnight courier (signature required), sent by facsimile (with evidence of successful transmission) or by electronic mail (return receipt requested) in each case addressed as follows:

If to the Company:

Genie Energy Ltd.
520 Broad Street
Newark, New Jersey 07102
Attn:   Chief Executive Officer and Chairman of the Board

with a copy to:

Genie Energy Ltd.
520 Broad Street
Newark, New Jersey 07102
Attn:    General Counsel

If to the Employee:

Claude Pupkin
45 Lockwood Rd.
Scarsdale, NY 10583

or to such other address, facsimile number or email address as either party may have furnished to the other in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11. Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Chief Executive Officer of the Company (but not the Employee).  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to its conflicts of law principles.  By executing this Agreement, the Employee consents to the personal jurisdiction of all state and federal courts and arbitration forums located in the State of New Jersey.  This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, and upon the Employee.  The obligations of the Employee shall not be assignable or otherwise transferable.

12. Validity.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14. Entire Agreement.  Other than the Company’s Non-Disclosure and Non-Competition Agreement referenced above, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereof; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

15. Arbitration.  Except as set forth in Section 7 and Section 17, the Employee and the Company agree that any claim, controversy or dispute between the Employee and the Company (including, without limitation, its affiliates, officers, representative or agents) arising out of or relating to this Agreement, the employment of the Employee, the cessation of employment of the Employee, or any matter relating to the foregoing shall be submitted to and settled by commercial arbitration in a forum of the American Arbitration Association (" AAA ") located in the State of New Jersey and conducted in accordance with the National Rules for the Resolution of Employment Disputes.  In such arbitration: (i) the arbitrator shall agree to treat all evidence and other information presented by the parties to the same extent as Confidential Information under the Non-Disclosure and Non-Competition Agreement must be held confidential by the Employee, (ii) the arbitrator shall have no authority to amend or modify any of the terms of this Agreement, and (iii) the arbitrator shall have ten business days from the closing statements or submission of post-hearing briefs by the parties to render his or her decision.  Any arbitration award shall be final and binding upon the parties, and any court, state or federal, having jurisdiction may enter a judgment on the award.  Each party shall bear its/his own costs of participating in any arbitration proceedings or other dispute proceedings.  The foregoing requirement to arbitrate claims, controversies, and disputes applies to all claims or demands by the Employee, including, without limitation any rights or claims the Employee may have under the Age Discrimination in Employment Act of 1967 (which prohibits age discrimination in employment), Title VII of the Civil Rights Act of 1964 (which prohibits discrimination in employment based on race, color, national origin, religion, sex, or pregnancy), the Americans with Disabilities Act of 1991 (which prohibits discrimination in employment against qualified persons with a disability), the Equal Pay Act (which prohibits paying men and women unequal pay for equal work), ERISA, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act (or other federal or state whistleblower laws), or any other federal, state, or local laws or regulations pertaining to the Employee’s employment or the termination of the Employee's employment.

16. Choice of Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of New Jersey.

17. Remedies of the Company.  Notwithstanding the arbitration provisions of Section 15, upon any termination for Cause that may cause irreparable harm to the Company or upon the violation of the Company’s Non-Disclosure and Non-Competition Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings to obtain injunctive relief and damages, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, with respect to such termination.

18. Representations.  The Employee has been advised to obtain independent counsel to evaluate the terms, conditions, and covenants set forth herein and he has been afforded ample opportunity to obtain such independent advice and evaluation.  The Employee warrants to the Company that he has relied upon such independent counsel and not upon any representation (legal or otherwise), statement, or advice said or offered by the Company or the Company’s counsel in connection herewith.

19. Section 409A.  All provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Internal Revenue Code (“Section 409A”).  By way of example, and not limitation, it is the intent of the parties that the Remaining Existing Severance and the New Severance be exempt from the application of Section 409A pursuant to the “short-term deferral”  rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the above, if the Company determines that the Remaining Existing Severance or the New Severance constitutes “nonqualified deferred compensation” within the meaning of Section 409A, payment of such Remaining Existing Severance or New Severance shall not commence until the Employee incurs a “separation from service” within the meaning of Treasury Regulation §1.409A−1(h) (“Separation from Service”). If, at the time of Employee's Separation from Service, the Employee is a “specified employee” (under Section 409A), such Remaining Existing Severance or New Severance shall not be paid until after the earlier of (i) the expiration of the six-month period measured from the date of Employee’s Separation from Service with IDT, or (ii) the date of the Employee's death (the “409A Suspension Period”).

20. Original Agreement.  From and after the Amendment Date, the Original Agreement shall be of no further force and effect, and shall be replaced in its entirety by the terms hereof for all purposes.

IN WITNESS WHEREOF, the Employee has executed this Amended and Restated Employment Agreement, and the Company has caused this Amended and Restated Employment Agreement to be executed by its duly authorized representative, as of the date and year first written above.

GENIE ENERGY LTD.

By:	/s/ Howard Jonas
Howard S. Jonas
Chairman of the Board

EMPLOYEE:
/s/ Claude Pupkin
Claude Pupkin